                                                                  EXHIBIT 4.1(c)





                      SUBSIDIARY PLEDGE AND SECURITY AGREEMENT

         This SUBSIDIARY PLEDGE AND SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Security Agreement"), dated as of July 17, 2001, is made by ALEXANDER CITY CASTING COMPANY, INC., a corporation organized and existing under the laws of the State of Alabama, CAST-MATIC CORPORATION, a corporation organized and existing under the laws of the State of Michigan, COLUMBUS FOUNDRY, L.P., a limited partnership organized and existing under the laws of the State of Delaware, DIVERSIFIED DIEMAKERS, INC, a corporation organized and existing under the laws of the State of Delaware, GANTON TECHNOLOGIES INC., a corporation organized and existing under the laws of the State of Illinois, FRISBY P.M.C., INCORPORATED, a corporation organized and existing under the laws of the State of Illinois, INTERMET HOLDING COMPANY, a corporation organized and existing under the laws of the State of Delaware, INTERMET INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Georgia, IRONTON IRON INC., a corporation organized and existing under the laws of the State of Ohio, LYNCHBURG FOUNDRY COMPANY, a corporation organized and existing under the laws of the Commonwealth of Virginia, NORTHERN CASTINGS CORPORATION, a corporation organized and existing under the laws of the State of Georgia, SUDBURY, INC., a corporation organized and existing under the laws of the State of Delaware, SUDM, INC., a corporation organized and existing under the laws of the State of Michigan, TOOL PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware, WAGNER CASTINGS COMPANY, a corporation organized and existing under the laws of the State of Delaware and WAGNER HAVANA, INC., a corporation organized and existing under the laws of the State of Delaware, and each other Subsidiary of INTERMET CORPORATION, a Georgia corporation (the "Borrower"), that executes and delivers a supplement to this Security Agreement from time to time (each individually, a "Grantor" and, collectively, the "Grantors"), in favor of THE BANK OF NOVA SCOTIA ("Scotia Capital"), as collateral agent under the Term Loan Agreement and the Revolving Credit Agreement (together with its successor(s) thereto in such capacities, the "Collateral Agent") for the benefit of each of the Secured Parties (capitalized terms used herein have the meanings set forth in or incorporated by reference in
Article I).


                               W I T N E S S E T H


         WHEREAS, pursuant to the First Amended and Restated Term Loan Agreement, dated as the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Term Loan Agreement"), among the Borrower, the "Lenders" thereunder, SunTrust Bank, as the Documentation Agent, Bank One, Michigan, as the Syndication Agent and Scotia Capital, as administrative and collateral agent, such Lenders and the Borrower have


                                                   Subsidiary Security Agreement
agreed to refinance a portion of the outstanding term loans made by such Lenders to the Borrower;


         WHEREAS, the Grantors have guaranteed the obligations of the Borrower under the Term Loan Agreement pursuant to a First Amended and Restated Guaranty Agreement dated as of the date hereof (the "Term Loan Guaranty Agreement");

         WHEREAS, pursuant to the Fourth Amendment dated as of the date hereof (the "Revolving Credit Amendment") to the Five-Year Credit Agreement dated as of November 5, 1999, as amended (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Revolving Credit Agreement"), among the Borrower, the "Lenders" thereunder, Scotia Capital, as administrative and collateral agent, and the other agents thereunder, such Lenders and the Borrower have agreed to refinance the outstanding revolving loans, swingline loans, letters of credit and available credit thereunder extended by such Lenders to the Borrower:

         WHEREAS, the Grantors have guaranteed the obligations of the Borrower under the Revolving Credit Agreement pursuant to a First Amended and Restated Guaranty Agreement dated as of the date hereof (the "Revolving Credit Guaranty Agreement"); and

         WHEREAS, as a condition precedent to the effectiveness of the Term Loan Agreement and the Revolving Credit Amendment, each Grantor is required to execute and deliver this Security Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Parties to engage in such refinancings, each Grantor agrees, for the benefit of the Secured Parties as follow:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Borrower" is defined in the preamble.

         "Capital Securities" means with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the date hereof.

         "Collateral" is defined in Section 2.1.

         "Collateral Account" is defined in clause (c) of Section 4.3.









                                       2           Subsidiary Security Agreement

         "Collateral Agent" is defined in the preamble.

         "Computer, Hardware and Software Collateral" means:


                  (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                  (b) all software programs (including both source code, object code and all related applications and data tiles), whether now owned, licensed or leased or hereafter acquired by any Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above;

                  (c) all firmware associated therewith,

                  (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through
         (c); and

                  (e) all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

         "Copyright Collateral" means all copyrights of each Grantor, whether statutory or common law, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule V hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule V hereto, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

         "Credit Document" means any "Credit Document" as defined in either the Term Loan Agreement or the Revolving Credit Agreement.

         "Credit Part" means any of the Borrower and the Grantors.



                                       3          Subsidiary Security Agreement

         "Default" means any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Distributions" means all non-cash dividends paid on Capital Securities, liquidating dividends paid on Capital Securities, shares of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral, but excluding Dividends.

         "Dividends" means cash dividends and cash distributions with respect to any Capital Securities constituting Collateral that are not a liquidating dividend.

         "Equipment" is defined in clause (c) of Section 2.1.

         "Event of Default" means any Event of Default as defined in either the Term Loan Agreement or the Revolving Credit Agreement.

         "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a state thereof executed and delivered by any Consolidated Company pursuant to the terms of this Agreement, in form and substance satisfactory to the Collateral Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary thereof to further protect or perfect the Lien on and security interest in any Collateral.

         "Grantor" and "Grantors" are defined in the preamble.

         "Including" means including, without limitation.

         "Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

         "Intercompany Note" means a promissory note payable to any Grantor, substantially in the form of Exhibit A hereto (with such modifications as agreed to by the Collateral Agent), as amended, modified or supplemented from time to time in accordance with clause (c) of Section 4.6, together with any notes delivered in extension or renewal thereof or substitution therefor.

         "Inventory" is defined in clause (d) of Section 2.1.

         "Lien" means any mortgage, deed of trust, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of




                                       4           Subsidiary Security Agreement
a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

         "Patent Collateral" means:

                  (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule III hereto;

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

                  (c) all patent licenses, including each patent license referred to in Item B of Schedule III hereto; and

                  (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

         "Receivables" is defined in clause (e) of Section 2.1.

         "Related Contracts" is defined in clause (e) of Section 2.1.

         "Required Lenders" means both the "Required Lenders" as defined in the Term Loan Agreement and the "Required Lenders" as defined in the Revolving Credit Agreement.

         "Revolving Credit Agreement" is defined in the third recital.

         "Revolving Credit Amendment" is defined in the third recital.

         "Revolving Credit Guaranty Agreement" is defined in the fourth recital.

         "Secured Obligations" means:

                  (a) all "Guaranteed Obligations" (as defined in the Term Loan Guaranty Agreement);

                  (b) all "Guaranteed Obligations" (as defined in the Revolving Credit Guaranty Agreement); and

                  (c) all Cash Management Obligations.




                                       5           Subsidiary Security Agreement

         "Secured Party" means any of the Collateral Agent and each of the agents, "Lenders" and their respective Affiliates under the Term Loan Agreement or the Revolving Credit Agreement

         "Securities Act" is defined in clause (a) of Section 6.2.

         "Security Agreement" is defined in the preamble.

         "Securities Control Agreement" means an agreement in form and substance satisfactory to the Collateral Agent which provides for the Collateral Agent to have "control" (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-115(1)(e) of the UCC, as such term relates to commodity contracts).

         "Specified Event" means the occurrence and continuance of a Default under Section 8.07 of the Term Loan Agreement or the Revolving Credit Agreement or any other "Event of Default".

         "Term Loan Agreement" is defined in the first recital.

         "Term Loan Guaranty Agreement" is defined in the second recital.

          "Termination Date" means the date on which all Secured Obligations have been paid in full and all commitments to make loans, issue letters of credit or otherwise extend credit pursuant to Term Loan Agreement and the Revolving Credit Agreement have been terminated.

          "Trademark Collateral" means:

                   (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule IV hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the "Trademark");

                  (b) all Trademark licenses for the grant by or to any Grantor of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule IV hereto; and



                                       6           Subsidiary Security Agreement

                  (c) all proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license.

         "Trade Secrets Collateral" means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule VI hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York, in which case "UCC" means the Uniform Commercial Code as in effect in such jurisdiction.

         SECTION 1.2. Revolving Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Revolving Credit Agreement.

         SECTION 1.3. UCC Definitions. Unless otherwise defined herein or in the Revolving Credit Agreement or the context otherwise requires, terms for which meanings are provided in the UCC, as the same shall be hereafter amended, including amendments to such terms as may occur upon enactment and effective date of Revised Article 9, are used in this Security Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II
                                SECURITY INTEREST

          SECTION 2.1. Grant of Security Interest. Each Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by such Grantor (the "Collateral"):

                  (a) all Intercompany Notes in which such Grantor has an interest (including each Intercompany Note described in Item A of Schedule I hereto (including the right to receive payment of the principal of and accrued interest on such Intercompany Note, and



                                        7          Subsidiary Security Agreement
         other rights of such Grantor arising in its capacity as the payee of such Intercompany Note));

                  (b) (i) all investment property in which such Grantor has an interest (including the Capital Securities of each issuer of such Capital Securities described in Item of Schedule I hereto) and (ii) all other Capital Securities which are interests in limited liability companies or partnerships in which such Grantor has an interest (including the Capital Securities of each issuer of such Capital Securities described in Item B of Schedule I hereto), in each case together with Dividends and Distributions payable in respect of the Collateral described in the foregoing clauses (b)(i) and (b)(ii);

                  (c) all equipment of such Grantor, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto (collectively referred to as the "Equipment");

                  (d) all inventory in all of its forms of such Grantor, including (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee), and (iii) all goods which are returned to or repossessed by such Grantor, and all accessions thereto, products thereof and documents therefor (all of the foregoing collectively referred to as the "Inventory");

                  (e) all accounts, contracts, chattel paper, documents, instruments, and general intangibles (including tax refunds) of such Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of such Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, chattel paper, documents, instruments, and general intangibles (all of the foregoing collectively referred to as the "Receivables", and any and all such security agreements, guaranties, leases and other contracts collectively referred to as the "Related Contracts");

                  (f) all Intellectual Property Collateral of such Grantor;

                  (g) the Collateral Account and each lock box (including all deposits and investments therein and all earnings thereon);

                  (h) all deposit accounts of such Grantor;

                  (i) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;


                                        8          Subsidiary Security Agreement

                  (j) all of such Grantor's other property and rights of every kind and description and interests therein; and

                  (k) all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a) through (j) above, and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or distributions or, rights arising out of, returns of and from, and any and all claims and/or insurance payments arising out of the loss, noncomformity, or interference with the use of, defects or infringements of rights in, or damage to any of the foregoing Collateral).

Notwithstanding the foregoing, "Collateral" shall not include (i) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained (provided that each Grantor shall use all commercially reasonable efforts to obtain such consents) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, unless and until any required consents shall have been obtained and
(ii) investment property consisting of Capital Securities of an issuer that is a Foreign Subsidiary (other than a Foreign Subsidiary that (i) is treated as a partnership under the Code or (ii) is not treated as an entity that is separate from (A) any Grantor, (B) any Person that is treated as a partnership under the Code or (C) any "United States person" (as defined in Section 7701(a)(30) of the Code)) of such Grantor, in excess of 65% of the total combined voting power of all Capital Securities of each such Foreign Subsidiary; provided further, however, that, in the event of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in of, any law or regulation, directive or guideline of any Governmental Authority that could reasonably be expected to alter the amount of United States federal income tax that would otherwise be payable by such Grantor in the absence of such pledge, the Collateral Agent or the Required Lenders may require such Grantor to pledge such Capital Securities.

          SECTION 2.2. Security for Obligations. This Security Agreement and the Collateral in which the Secured Parties are granted a security interest in hereunder secures the payment of all Secured Obligations.

          SECTION 2.3. Grantors Remain Liable. Anything herein to the contrary notwithstanding

                   (a) each Grantor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;



                                       9           Subsidiary Security Agreement

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                  (b) the exercise by any Secured Party of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

                  (c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any, Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.4. Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date has occurred. All rights of the Secured Party and the security interests granted to the Collateral Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of each Grantor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

                  (a) surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations;

                  (b) any change in the time, place or manner of payment of, or in any other term of, all or any of the Secured Obligations, any waiver, indulgence, renewal, extension, amendment or modification of, or addition, consent or supplement to, or deletion from, or any other action or inaction under or in respect of, the Term Loan Agreement or the Revolving Credit Agreement, the other Credit Documents, or any other documents, instruments or agreements relating to the Secured Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

                  (c) any lack of validity or enforceability of the Term Loan Agreement, the Revolving Credit Agreement, the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

                  (d) any furnishing to the Secured Parties of any additional security for the Secured Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Secured Obligations;

                  (e) any settlement or compromise of any of the Secured Obligations, any security therefor, or any liability of any other party with respect to the Secured Obligations, or any subordination of the payment of the Secured Obligations to the payment of any other liability of the Borrower;

                  (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Grantor or the Borrower,


                                       10          Subsidiary Security Agreement
         or any action taken with respect to this Security Agreement by any trustee or receiver, or by any court, in any such proceeding;

                  (g) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of, consent to, or departure from, any guaranty or security for all or any of the Secured Obligations;

                 (h) any application of sums paid by the Borrower or any other Person with respect to the Secured Obligations of the Borrower to the Secured Parties, regardless of what Secured Obligations of the Borrower remain unpaid;

                  (i) any act or failure to act by any Secured Party which may adversely affect a Grantor's subrogation rights, if any, against the Borrower to recover payments made under this Security Agreement; and

                  (j) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Credit Party, any surety or any guarantor (other than the Termination Date).

         SECTION 2.5. Postponement of Subrogation, etc. Each Grantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Credit Document to which it is a party, nor shall any Grantor seek or be entitled to seek any contribution or reimbursement from any Credit Party, in respect of any payment made under any Credit Document or otherwise, until following the Termination Date. Any amount paid to any Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party in the exact form received by such Grantor (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with clause (b) of Section 6.1; provided, however, that if any Grantor has made payment to the Secured Parties of all or any part of the Secured Obligations and the Termination Date has occurred, then at such Grantor's request, the Collateral Agent (on behalf of the Secured Parties) will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Grantor shall refrain from taking any action or commencing any proceeding against any Credit Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.

          SECTION 2.6. Reinstatement. If any payment made in respect of any Secured Obligations is rescinded or must otherwise be restored by Secured Party and, pursuant to Section



                                       11          Subsidiary Security Agreement

2.4, the security interest granted herein shall have terminated, this Agreement and such security interest shall be reinstated and otherwise restored all as though such payment had not been made.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into the Term Loan Agreement and the Revolving Credit Amendment and the other Credit Documents as applicable, each Grantor represents and warrants to each Secured Party as set forth below.

         SECTION 3.1. As to Capital Securities of Subsidiaries. With respect to any Subsidiary of any Grantor that is

                  (a) a corporation, business trust, joint stock company or similar Person, all Capital Securities issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate; and

                  (b) a partnership or limited liability company, no Capital Securities issued by such Subsidiary (i) are dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide that such Capital Securities are a security governed by Article 8 of the UCC, (iii) are held in a securities account, or (iv) are represented by a certificate.

The percentage of the issued and outstanding Capital Securities of each Subsidiary pledged by each Grantor hereunder are as set forth on Schedule I hereto. Except as set forth in Schedule I hereto, no Grantor has any Subsidiaries, the Capital Securities of which are not pledged pursuant to this Security Agreement.

         SECTION 3.2. Intercompany Notes. All Intercompany Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

         SECTION 3.3. Location of Collateral, etc. All of the Equipment, Inventory, lock boxes and deposit accounts of each Grantor are located at the places specified in Item A, Item B and Item C respectively, of Schedule II hereto, as each such Item may be supplemented or otherwise modified from time to time pursuant clause (a) of Section 4.2. None of the Equipment and Inventory has, within the four months preceding the date of this Security Agreement, been located at any place other than the places specified in Item A and Item B, respectively, of Schedule II hereto except as set forth in a footnote thereto. The true legal name as registered in the jurisdiction in which any Grantor is organized or incorporated, the state of incorporation or organization, the place(s) of business and the chief executive office of such Grantor and the office(s) where such Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, are located at the addresses set forth in Item D of Schedule II hereto, as each such Item may be supplemented or otherwise modified from time to time pursuant clause (a) of
Section 4.3. No Grantor has any trade names other than those set forth in Item E of Schedule II

                                       12         Subsidiary Security@ Agreement
hereto. During, the four months preceding the date hereof, no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has any Grantor been the subject of any merger, consolidation, conversion or other corporate reorganization, except as set forth in Item F of
Schedule II hereto. Each Grantor's federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from the one) set forth in Item of Schedule II hereto. If the Collateral of any Grantor includes any Inventory located in the State of California, such Grantor is not a "retail merchant" within the meaning of Section 9102 of the California UCC. All Receivables evidenced by a promissory note or other instrument, negotiable document or chattel paper have been duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent and delivered and pledged to the Collateral Agent pursuant to Section 4.6. No Grantor is a party to any federal, state or local government contract except as set forth in Item H of Schedule II hereto.

         SECTION 3.4. Ownership, No Liens, etc. Each Grantor owns its Collateral free and clear of any Lien, except for Liens (a) created by this Security Agreement, and, in the case of Collateral other than any investment property (including Capital Securities of any Subsidiary of such Grantor) in which such Grantor has an interest, (b) permitted by Section 7.02 of the Term Loan Agreement and the Revolving Credit Agreement. No effective financing statement or other filing similar in effect covering any Collateral is on file in any recording office, except those filed in favor of the Collateral Agent relating to this Security Agreement or those tiled in connection with Liens permitted by
Section 7.02 of the Term Loan Agreement and the Revolving Credit Agreement.

         SECTION 3.5. Possession of Inventory, etc. Each Grantor agrees that it will maintain exclusive possession of its goods, instruments and Inventory, other than Inventory in transit in the ordinary course of business and Inventory which is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with such Grantor) that has been notified of the security interest created in favor of the Secured Parties pursuant to this Security Agreement, and has agreed to hold such Inventory subject to the Secured Parties' Lien and waive any Lien held by it against such Inventory.

         SECTION 3.6. Negotiable Documents. Instruments and Chattel Paper. Each Grantor has delivered to the Collateral Agent possession of all originals of all negotiable documents, instruments and chattel paper owned or held by such Grantor on the date hereof and agrees that it will, promptly following receipt, deliver to the Collateral Agent possession of all originals of negotiable documents, instruments and chattel paper that it acquires following the date hereof.

         SECTION 3.7. Intellectual Property Collateral. With respect to any material Intellectual Property Collateral:

                  (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                  (b) such Intellectual Property Collateral is valid and enforceable;


                                       13          Subsidiary Security Agreement

                  (c) each Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world, and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world;

                  (d) each Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and

                  (e) each Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every such item of Intellectual Property Collateral in full force and effect throughout the world, as applicable.

Each Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of such Grantor's business.

         SECTION 3.8. Validity, etc. This Security Agreement creates a valid security interest in the Collateral securing the payment of the Secured Obligations. Each Grantor has executed and delivered to the Collateral Agent originals of all financing statements suitable for filing in the appropriate offices and (a) in the case of Collateral comprised of certificated securities or instruments, has delivered such Collateral to the Collateral Agent, duly endorsed in blank and (b) in the case of Collateral comprised of uncertificated securities and other investment property (other than certificated securities), has taken such actions causing the Collateral Agent to have "control" (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in
Section 9-106(b) of the UCC, as such term ,relates to commodity contracts) of such Collateral.

         SECTION 3.9. Authorization. Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either

                  (a) for the grant by each Grantor of the security interest granted hereby, the pledge by each Grantor of any Collateral pursuant hereto or for the execution, delivery and performance of this Security Agreement by each Grantor;

                  (b) for the perfection of or the exercise by any Secured Party of its rights and remedies hereunder (except for whatever action is necessary for filing in the appropriate offices); or


                                       14          Subsidiary Security Agreement

                  (c) for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement, or, except with respect to any securities issued by a Subsidiary of any Grantor, as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement.

         SECTION 3.10. Compliance with Laws. Each Grantor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules and regulations, the non-compliance with any of the Term Loan Agreement and the Revolving Credit Amendment which could reasonably be expected to materially and adversely affect the value of the Collateral.

         SECTION 3.11. Best Interests. It is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will, as a result of being a Subsidiary of the Borrower, derive substantial direct and indirect benefits from the Term Loan Agreement and the Revolving Credit Amendment, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to the Term Loan Agreement and the Revolving Credit Amendment.

         SECTION 3.12. Representations and Warranties. Each Grantor represents and warrants as to itself that all representations and warranties relating to it contained in Sections 5.01 through 5.06 of the Term Loan Agreement and the Revolving Credit Agreement are true and correct.

                                   ARTICLE IV
                                    COVENANTS

         Each Grantor covenants and agrees that, until the Termination Date has occurred, such Grantor will perform, comply with and be bound by the obligations set forth below.

         SECTION 4.1. As to Investment Property and Intercompany Notes; Etc.

         SECTION 4.1.1. Capital Securities of Subsidiaries. Each Grantor will cause each of its Subsidiaries that is

                  (a) a corporation, business trust, joint stock company or similar Person, to provide in its Organic Documents that all securities issued by such Subsidiary will be represented by a certificate; and

                  (b) a partnership or limited liability company, to provide in its Organic Documents that no Capital Securities issued by such Subsidiary will (i) be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide that such Capital Securities are securities governed by Article 8 of the UCC, (iii) be held in a securities account, or (iv) be represented by a certificate.



                                       15          Subsidiary Security Agreement

         SECTION 4.1.2 Investment Property (other than Certificated Securities). With respect to any investment property (other than certificated securities) owned by any Grantor, such Grantor will cause a Securities Control Agreement relating to such investment property to be executed and delivered by such Grantor and the applicable broker or securities or commodity intermediary in favor of the Collateral Agent.

         SECTION 4.1.3 Stock Powers, etc. Each Grantor agrees that all certificated securities delivered by such Grantor pursuant to this Security Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Collateral Agent.

         SECTION 4.1.4 Continuous Pledge. Each Grantor will deliver to the Collateral Agent and at all times keep pledged to the Collateral Agent pursuant hereto, on a first-priority, perfected basis all investment property constituting Collateral, all Dividends and Distributions with respect thereto, all Intercompany Notes (duly endorsed by such Grantor to the order of the Collateral Agent), and all interest and principal with respect to the Intercompany Notes, and all proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral.

         SECTION 4.1.5 Voting Rights; Dividends, etc. Each Grantor agrees:

                  (a) promptly upon receipt of notice of the occurrence and continuance of a Specified Event from the Collateral Agent and without any request therefor by the Collateral Agent, so long as such Specified Event shall continue, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Dividends and Distributions with respect to investment property, all interest, principal and other cash payments on Intercompany Notes, and all proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Collateral Agent as additional Collateral; and

                  (b) immediately upon the occurrence and continuance of a Specified Event and so long as the Collateral Agent has notified such Grantor of the Collateral Agent's intention to exercise its voting power under this clause, such Grantor agrees

                            (i) that the Collateral Agent may exercise (to the
                   exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any investment property constituting Collateral and such Grantor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote such investment property; and

                            (ii) to promptly deliver to the Collateral Agent
                    such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.



                                       16          Subsidiary Security Agreement

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by any Grantor but which such Grantor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by such Grantor separate and apart from its other property in trust for the Secured Parties. The Collateral Agent agrees that unless a Specified Event shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in clause (b), each Grantor will have the exclusive voting power with respect to any investment property constituting Collateral and the Collateral Agent will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Credit Document.

         SECTION 4.1.6 Organic Documents. No Grantor will amend, supplement or otherwise modify or permit, consent to or suffer to occur any amendment, supplement or modification of, any terms or provisions contained in, or applicable to, any Organic Document of any Subsidiary that has issued Capital Securities included in the Collateral if the effect thereof is to impair, or is in any manner adverse to, the rights or interests of any Secured Party unless consented to by the Collateral Agent.

         SECTION 4.2. As to Equipment and Inventory. Each Grantor hereby agrees that it will

                  (a) keep ah the Equipment and Inventory (other than Equipment and Inventory sold in accordance with Section 7.04 of the Term Loan Agreement and the Revolving Credit Agreement, motor vehicles and Inventory in transit) at the places therefor specified in Section 3.3 or, upon 30 days' prior written notice to the Collateral Agent, at such other places in a jurisdiction where all representations and warranties set forth in Article III shall be true and correct, and all action required pursuant to Section 4.6 shall have been taken with respect to the Equipment and Inventory;

                  (b) cause the Equipment to be maintained and preserved in good repair and working order, ordinary wear and tear excepted, and in accordance with any manufacturer's manual; and forthwith, or in the case of any material loss or damage to any of the Equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end; and promptly furnish to the Collateral Agent a statement respecting any material loss or damage to any of the Equipment; and

                  (c) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.



                                       17          Subsidiary Security Agreement

         SECTION. 4.3. As to Receivables. (a) Each Grantor will keep its chief executive office, its jurisdiction of formation, the office(s) where it keeps its records concerning the Receivables and all originals of all chattel paper which evidences Receivables located at the addresses set forth in Item of
Schedule II hereto, or, upon 30 days' prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all actions required by
Section 4.6 shall have been taken with respect to the Receivables and other Collateral. No Grantor will change its name or federal taxpayer identification number or jurisdiction of formation except upon 30 days' prior written notice to the Collateral Agent. In addition, each Grantor shall supplement the information contained in Schedule II hereto on the Compliance Certificate on each date a Compliance Certificate is required to be delivered to the administrative agent under the Revolving Credit Agreement or the Term Loan Agreement, including any changes to the information set forth in Section 3.3.

                  (b) Each Grantor shall have the right to collect all Receivables so long as no Specified Event shall have occurred and be continuing.

                  (c) Upon (i) the occurrence and continuance of a Specified Event or any other Event of Default and (ii) the delivery of written notice by the Collateral Agent to each Grantor, all proceeds of Collateral received by such Grantor shall be delivered in kind to the Collateral Agent for deposit to a deposit account (the "Collateral Account") of such Grantor maintained with the Collateral Agent, and such Grantor shall not commingle any such proceeds, and shall hold separate and apart from all other property, all such proceeds in express trust for the benefit of the Secured Parties until delivery thereof is made to the Collateral Agent.

                  (d) Following the delivery of notice pursuant to clause
         (c)(ii) of this Section, the Collateral Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable.

                  (e) With respect to the Collateral Account, it is hereby confirmed and agreed that (i) deposits in each Collateral Account are subject to a security interest as contemplated hereby, (ii) each such Collateral Account shall be under the sole dominion and control of the Collateral Agent and (iii) the Collateral Agent shall have the sole right of withdrawal over such Collateral Account.

         SECTION 4.4. As to Collateral.

                  (a) Subject to clause (b) of this Section, each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the, Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Collateral Agent may reasonably request following the occurrence of a Specified Event or, in the absence of such request, as


                                       18          Subsidiary Security Agreement
         such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral.

                  (b) At any time following the occurrence and during the continuance of a Specified Event, whether before or after the maturity of any of the Secured Obligations, the Collateral Agent may (i) revoke any or all of the rights of any Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness, thereunder or evidenced thereby.

                  (c) Upon request of the Collateral Agent following the occurrence and during the continuance of a Specified Event, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

                  (d) Each Grantor hereby authorizes the Collateral Agent to endorse, in the name of such Grantor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

         SECTION 4.5. As to Intellectual Property Collateral. Except, in the case of clauses (a)(i), (b) and (d) below, for any items marked with an asterisk in Schedule III, IV or V hereto, which the Grantors do not currently use and do not intend to use at any time in the future, each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral of such Grantor:

                  (a) such Grantor will not (i) do or fail to perform any act whereby any of the, Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any federal, state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or
         (G) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or


                                       19          Subsidiary Security Agreement
unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i) or (ii), such Grantor shall either (x) reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor, or (y) have a valid business purpose to do otherwise;

         (b) such Grantor shall promptly notify the Collateral Agent if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States, Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

          (c) in no event will such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and upon request of the Collateral Agent, executes and delivers all agreements, instruments and documents as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in such Intellectual Property Collateral;

         (d) such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b); and

         (e) such Grantor will promptly (but no less than quarterly) execute and deliver to the Collateral Agent (as applicable) a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement, as the case may be, in the forms of Exhibit B, Exhibit C and Exhibit D hereto following its obtaining an interest in any such Intellectual Property, and shall execute and deliver to the Collateral Agent any other document required to acknowledge or register or perfect the Secured Parties' interest in any part of such item of Intellectual Property Collateral.




                                       20          Subsidiary Security Agreement

         SECTION 4.6. Further Assurances, etc. Each Grantor will warrant and defend the security interest herein granted unto the Secured Parties by such Grantor in and to the Collateral (and all right, title and interest represented by such Collateral) against the claims and demands of all Persons whomsoever. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor:

                  (a) will from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Collateral Agent, with respect to such Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence and during the continuance of any Specified Event promptly transfer any Capital Securities constituting Collateral into the name of any nominee designated by the Collateral Agent for the ratable benefit of the Secured Parties; if any Receivable shall be evidenced by an instrument, negotiable document or chattel paper, deliver and pledge to the Collateral Agent hereunder such instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent;

                  (b) will execute and file (or caused to be filed) such financing statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent or the other Secured Parties hereby;

                  (c) hereby authorizes the Collateral Agent to file such financing statements and other documents without its signature (to the extent allowed by applicable law);

                  (d) shall not enter into any agreement amending, supplementing or waiving any provision of any Intercompany Note (including any underlying instrument pursuant to which such Intercompany Note is issued), that compromises, releases or extends the time for payment of any obligation of the maker thereof;

                  (e) shall not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Intercompany Note or other instrument constituting Collateral;




                                       21          Subsidiary Security Agreement

                  (f) will furnish to the Collateral Agent, from time to time as the Collateral Agent may reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail;

                  (g) will maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as are customary for such companies under similar circumstances; and

                  (h) shall not change its state of organization or incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Collateral Agent's interests under this Security Agreement would be come seriously misleading, unless such Grantor shall have given the Collateral Agent not less than 30 days' prior notice of such change (provided that this Section 4.6(h) shall not be deemed authorize any change or transaction prohibited under the Term Loan Agreement or the Revolving Credit Agreement).

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          SECTION 4.7. Deposit Accounts. From and after the date hereof, no Grantor shall maintain any Deposit Account or deposit any items or amounts in any Deposit Account, except: (i) Deposit Accounts maintained with the Collateral Agent or any "Lender" under either the Term Loan Agreement or the Revolving Credit Agreement, or (ii) Deposit Accounts as to which each respective Grantor, the Collateral Agent and the depositary bank have entered into a Control Agreement that the depositary bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in the account without further consent by such Grantor.

          SECTION 4.8. Transfers and Other Liens. No Grantor shall:

                  (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Term Loan Agreement and the Revolving Credit Agreement; or

                  (b) create or suffer to exist any Lien upon or with respect to any of the Collateral to secure Indebtedness of any Person, except for the security interest created by this Security Agreement and except as permitted by the Term Loan Agreement and the Revolving Credit Agreement.



                                       22          Subsidiary Security Agreement

                                    ARTICLE V
                               THE COLLATERAL AGENT

         SECTION 5.1. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion, following the occurrence and during the continuance of a Specified Event, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

                  (d) to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.6).

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.4.

         SECTION 5.3. Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or




                                       23          Subsidiary Security Agreement

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care, provided, further that the Collateral Agent shall have no liability to any Grantor or any Secured Party except to the extent caused by its gross negligence or willful misconduct.

                                   ARTICLE VI
                                    REMEDIES

         SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

                  (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

                           (i) require each Grantor to, and such Grantor hereby
                  agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties, and

                           (ii) without notice except as specified below, sell
                   the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                   (b) The Collateral Agent may


                                        24         Subsidiary Security Agreement

                           (i) transfer all or any part of the Collateral into
                  the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

                           (ii) notify the parties obligated on any of the
                  Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

                          (iii) enforce collection of any of the Collateral by
                 suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (iv) endorse any checks, drafts, or other writings in
                  any Grantor's name to allow collection of the Collateral,

                           (v) take control of any proceeds of the Collateral,
                  and

                           (vi) execute (in the name, place and stead of any
                  Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.2. Securities Laws. If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense:

                  (a) execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use its best efforts to cause) each issuer of the Collateral contemplated to be sold and the directors, officers, managers and trustees thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

                  (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Collateral Agent;




                                        25         Subsidiary Security Agreement

                  (c) cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of
         Section 11(a) of the Securities Act; and

                  (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Grantor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by any of the Secured Parties by reason of the failure of such Grantor to perform any of the covenants contained in this Section and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by an independent appraiser) of the Collateral on the date the Collateral Agent shall demand compliance with this Section.

         SECTION 6.3. Compliance with Restrictions. Each Grantor agrees that

                  (a) in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to

                           (i) avoid any violation of applicable law (including
                  compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or

                           (ii) obtain any required approval of the sale or of
                  the purchaser by any Governmental Authority or official, and

                  (b) such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction; provided that the Collateral Agent acted in compliance with Article 9 of the UCC.

         SECTION 6.4. Indemnity and Expenses.

                  (a) Each Grantor jointly and severally agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), except claims,


                                       26          Subsidiary Security Agreement
         losses or liabilities resulting from the Collateral Agent's gross negligence or wilful misconduct.

                  (b) Each Grantor will, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with

                           (i)   the administration of each Credit Document,

                           (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,

                           (iii) the exercise or enforcement of any of the
                  rights of the Collateral Agent or the Secured Parties hereunder, and

                           (iv) the failure by any Grantor to perform or observe any of the provisions hereof.


                  (c) All of the foregoing fees, costs and expenses shall be part of the Secured Obligations and shall be secured by the Collateral. This Section 6.4 shall survive the termination of this Security Agreement.

         SECTION 6.5. Protection of Collateral. The Collateral Agent may from time to time, at its option, perform any act which any Grantor fails to perform after being requested in writing so to perform by the Collateral Agent (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 6.6. Application of Proceeds. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the proceeds of the Collateral shall be applied by the Collateral Agent to payment of the Secured Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

                  (a) FIRST, to payment of all reasonable costs and expenses of the Collateral Agent incurred in connection with the collection and enforcement of the Secured Obligations or of the security interest granted to the Collateral Agent pursuant to this Security Agreement;

                  (b) SECOND, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest and fees, pro rata among the Secured Parties in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;



                                       27          Subsidiary Security Agreement

                  (c) THIRD, to payment of the principal of the Secured Obligations, pro rata among the Secured Parties in accordance with the amount of such principal owing to each of them;

                  (d) FOURTH, to payment of any other Secured Obligations (other than those listed above) pro rata among the Secured Parties in accordance with the amounts owing to each of them; and

                  (e) FIFTH, the balance, if any, after all of the Secured Obligations have been satisfied, to the applicable Grantor or to whosoever may be lawfully entitled to receive them; provided, that prior to the Termination Date, such balance may, in the discretion of the Collateral Agent, be used by the Collateral Agent as additional collateral to be applied at any time thereafter pursuant to this
         Section 6.6.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Credit Document. This Security Agreement is a "Credit Document" executed pursuant to the Term Loan Agreement and the Revolving Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Articles X thereof.

         SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon each Grantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided, however, that no Grantor may assign any of its obligations hereunder without the prior written consent of the Collateral Agent. Without limiting the foregoing, any Secured Party may assign or otherwise transfer all or any portion of the Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party under this Security Agreement or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the applicable provisions of the Term Loan Agreement or the Revolving Credit Agreement.

         SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Lenders or the Required Lenders or Super-Majority Lenders, as the case may be, pursuant to Section 10.2 of the Term Loan Agreement and the Revolving Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.




                                       28          Subsidiary Security Agreement

          SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be given in the manner provided in Section 10.01 of the Revolving Credit Agreement to the appropriate party at the address or facsimile number of such party (in the case of any Grantor, in care of the Borrower) pursuant to the Revolving Credit Agreement and shall be deemed given as provided in the Revolving Credit Agreement.

          SECTION 7.5. Foreign Pledge Agreements. Without limiting any of the rights, remedies, privileges or benefits provided hereunder to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party, each Grantor and the Collateral Agent hereby agree that the terms and provisions of this Security Agreement in respect of any Collateral subject to the pledge or other lien of a Foreign Pledge Agreement are, and shall be deemed to be, supplemental and in addition to the rights, remedies, privileges and benefits provided to the Secured Parties under such Foreign Pledge Agreement and under applicable law to the extent consistent with applicable law; provided, that, in the event that the terms of this Security Agreement conflict or are inconsistent with the applicable Foreign Pledge Agreement or applicable law governing such Foreign Pledge Agreement, the terms of such Foreign Pledge Agreement or such applicable law shall be controlling.

            SECTION 7.6. Release of Liens. Upon (a) a Permitted Asset Sale of Collateral, (b) the consummation of a Permitted Receivables Purchase Facility, but only with respect to such Collateral being sold thereunder (excluding any interest being retained by a Grantor), or (c) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a) or (b)) or (ii) all Collateral (in the case of clause (c)). Upon such termination, the Collateral Agent will, at the applicable Grantor's sole expense, deliver to such Grantor, without any representations, warranties or recourse of any kind whatsoever, all terminated Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

           SECTION 7.7. Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a "Grantor" hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a "Grantor" hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

           SECTION 7.8. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION 7.9. Section Cautions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.



                                       29          Subsidiary Security Agreement

         SECTION 7.10. Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

         SECTION 7.11. Governing Law. Appointment Of Agent For Service Of Process; Submission To Jurisdiction; Waiver of Jury Trial.

         (a) THIS SECURITY AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EACH GRANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE COLLATERAL AGENT AND THE SECURED PARTIES WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH GRANTOR HEREBY IRREVOCABLY DESIGNATES UNITED STATES CORPORATION COMPANY AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH GRANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH GRANTOR, SERVICE OR PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF PROCESS BY MAIL TO THE RESPECTIVE GRANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF SUCH GRANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SECURITY AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GRANTOR IN ANY OTHER JURISDICTION. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION


                                       30          Subsidiary Security Agreement

OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GRANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY.

          (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH GRANTOR ENTERING INTO THE CREDIT DOCUMENTS.

           SECTION 7.12. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

           SECTION 7.13. Fraudulent Conveyance Limitation. Anything else in this Security Agreement notwithstanding, the grant by the Borrower hereunder of a security interest in the Collateral shall secure the Secured Obligations only for the maximum amount that can be incurred without rendering this Security Agreement void or voidable under applicable law relating to fraudulent obligations, fraudulent conveyance or fraudulent transfer, and not any greater amount.





















                                       31          Subsidiary Security Agreement

         IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                    ALEXANDER CITY CASTING
                                    COMPANY, INC.


                                    By /s/  Alan J. Miller
                                      ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary




                                    CAST-MATIC CORPORATION



                                    By /s/  Alan J. Miller
                                      ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary





                                    COLUMBUS FOUNDRY, L.P.




                                    By /s/  Alan J. Miller
                                      ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary




                                    DIVERSIFIED DIEMAKERS, INC.



                                    By /s/  Alan J. Miller
                                      ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary


                                    FRISBY P.M.C., INCORPORATED


                                    By /s/  Alan J. Miller
                                      ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary






                                                   Subsidiary Security Agreement

                                    GANTON TECHNOLOGIES INC.




                                    By /s/  Alan J. Miller
                                      ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary







                                    INTERMET HOLDING COMPANY




                                    By /s/  Alan J. Miller
                                      ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary






                                    INTERMET INTERNATIONAL, INC.




                                    By /s/  Alan J. Miller
                                      ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary





                                    IRONTON IRON INC.



                                    By /s/  Alan J. Miller
                                      ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary




                                    LYNCHBURG FOUNDRY COMPANY



                                    By /s/  Alan J. Miller
                                      ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary






                                                   Subsidiary Security Agreement

                                   NORTHERN CASTINGS CORPORATION


                                   By /s/  Alan J. Miller
                                     ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary





                                   SUDBURY, INC.



                                   By /s/  Alan J. Miller
                                     ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary





                                   SUDM, INC.



                                   By /s/  Alan J. Miller
                                     ----------------------------------------
                                       Name Printed: Alan J. Miller
                                       Title:  Secretary





                                   TOOL PRODUCTS, INC.



                                   By /s/  Alan J. Miller
                                     ----------------------------------------
                                      Name Printed: Alan J. Miller
                                      Title:  Secretary















                                                   Subsidiary Security Agreement

                                      WAGNER CASTINGS COMPANY


                                      By /s/  Alan J. Miller
                                        ---------------------------------------
                                         Name Printed: Alan J. Miller
                                         Title:  Secretary




                                      WAGNER HAVANA, INC.


                                      By /s/  Alan J. Miller
                                        ----------------------------------------
                                         Name Printed: Alan J. Miller
                                         Title:  Secretary

































                                                   Subsidiary Security Agreement

                                       THE BANK OF NOVA SCOTIA,
                                         as Collateral Agent




                                       By /s/  F.C.H. Ashby
                                          -------------------------------------
                                          Name Printed:  F.C.H. Ashby
                                          Title:  Senior Manager Loan Operations





























                                       36       Subsidiary Security Agreement